EXHIBIT 10.2

MARLON INDUSTRIAL PARK
2591 FORSYTH ROAD
ORLANDO, FLORIDA

LEASE AGREEMENT

THIS LEASE AGREEMENT made and executed this 1, day of Sept. 2008 by and between Marlon Industrial Park, through their authorized agent James Savko whose office address is 2591 Forsyth Rd. A. Orlando, 32807 as Lessor, and Royal Style Design Inc. whose address PMB 281 478 E. Altamonte Springs. FL. 32701-4622.  The Lessor does hereby lease unto the said Lesee the following property: 2561 Forsyth Rd. Unit D. Orlando, FL. 32807, 650 sf +/-.
Premises to be used only for-the following and no other purposes: Light Industrial Use (Non-Automotive) Tile Contractor.

1.     RENT. The Lessee shall pay rent to the Lessor in the amount of $425.00 per month + 6.25% tax $27.63, Total of $452.63.
plus all applicable sales and/or rent tax thereon, which shall be due and payable on the first day of each and every month during the lease term.  Upon execution of the lease, the Lessee shall also pay rent for the initial term, which shall commence as of the date of this lease and shall end on the last day of the month in which the lease is signed, which rent shall be a prorated portion “on A daily basis” of the monthly rent payment required  hereunder, together with all applicable sales and or tax thereon.  In the event that the rent is not paid by the 5th day of the month there shall be a late payment of $50.00 plus an additional $5.00 per day which will be paid concurrently with, and in addition to any unpaid rent.  Additionally, any late fees shall be deemed additional rent under this lease.

Similarly, there will be a charge of $48.00 for any dishonored bank check.  Said money will also be due concurrently with any rent owed under the terms of the lease.  Any NSF charges also will be deemed addition rent.
In the event of a dishonored check, tenant will be required to pay any future payment by certified check, cashiers check or money order.
In the event that the tenant does not timely pay rent, Landlord shall have the right to exercise any of the Landlord Statutory options pursuant to the provisions of F.S. 83.001 et.

2.0.   TERM OBLIGATION TO VACATE PREMISES.  The term of this lease shall begin on 1 Sept 2008 and shall expire on 31 August 2009 unless sooner terminated as provided in this lease.  This lease shall automatically continue beyond the terra from month to month until terminated by either party on 30 days written notice to the other party gievn prior to the end of the monthly period.  If the Lessee fails to vacate the premises after the effective date of such notice, or after this lease has otherwise been terminated, then the Lessee shall be a tenant at sufferance, and shall be liable for double the monthly rent during the Period of such tenancy.  Said lease rate will increase 4% annually.

3.0.   RIGHT OF ENTRY.  The Lessor, or any of his agents have the right to enter the premises during all reasonable hours, with 24 hours written notice, to examine the same to make such repairs, addition or alterations as may deemed necessary for the safety comfort or preservation of therefore of said building or exhibit said premises and to put or keep upon the doors or windows thereof a notice of "For Rent" at any time within 30 days before the expiration of this lease.  The right of entry shall likewise exist for the purpose of removing placards, signs, fixtures, alterations or additions which do not conform to this agreement or to the rules and regulations of the building.

4.0.   UTILITIES. Lessee has examined the utilities and services in the premises end hereby accepts such utilities and services as being satisfactory for Lessee's purposes.  Lessor shall have no obligation to provide any additional utilities in the premises, or to change the capacity in the premises. The Lessee agrees that he/she will pay all charges for rent gas, electricity or other illumination. The Lessor shall not be responsible or liable in any way what so ever for the quality, quantity, capacity, impairment, interruption, stoppage or other interference with any utilities service.
In the event that any utilities company should terminate utility service to the Lessee, while the Lessee is occupying the above referenced premises, it shall be considered a material breach of this lease agreement, and if not cured within 15 days written notice requiring the cure of such breach, Landlord may seek to recover possession of the premises.

5.0.   SIGNS, DISPLAYS AND STORAGE. Lessee shall have the right throughout the lease term, at its own costs and expense, and subject to the provisions of this paragraph, to erect and maintain interior and exterior signs advertising its business.  However, no such sign including awnings may be utilized in connection with the aforesaid premises, until it is first submitted to the Lessor for approval, and said signs are in conformity with any and all federal, state, city or county ordinances.

6.0.   INSURANCE. During the lease term, the Lessee shall maintain in full force and effect, a policy of public liability insurance issued by an insurance company licensed to do business in the state of Florida and approved by the Lessor, insuring against the liability of the Lessor and the Lessee for accidents and injuries arising out of or in connection to with Lessee's use or occupation of the premises and insuring Lessee's obligation of indemnification as explained herein after, with limits of coverage of not less than $100,000.00 for personal injury to any one person and $300,000.00 for personal injury arising out of any one accident, and $100,000.00 for property damage and the Lessor shall be named as an insured under the policy. Failure to maintain such policy shall be an event of default herein under.  On the execution of this lease by Lessee, and thereafter, at Lessees request, which may be made from time to time, Lessee shall provide Lessor with an insurance certification showing that such insurance is in full force and effect and provide that such insurance may not be cancelled without at least 30 days prior written notice to Lesser.

7.0.   SAFE GUARDING OF PREMISES.  Lessee shall be solely responsible for: (a) Safe guarding the premises, (b) keeping the premises locked, (c) safe guarding the keys. Lessee agrees that all personal property placed on or moved into the premises shall be at the sole risk of Lessee or the owner thereof and that Lesser shall have no responsibility for any damage caused to any such property except only such damages that may be caused by the intentional misconduct of Lessor.

8.0.   MAINTENANE & TRASH.  During the lease term the Lessor shall maintain the roof and exterior of the building, provided, however, that the Lessor shall be under no obligation to make repairs to the roof or exterior of the Building until given written notice of the need thereof by the Lessee, and Lessor shall have a reasonable time after receipt of such notice to commence and complete such repairs. The Lessee shall maintain in good repair the interior of the premises, including all interior and exterior door to the premises and all plate glass windows and plumbing and at the end of the lease term shall deliver to the Lessor in as good condition as at the time of the commencement of this lease, expect for ordinary wear and tear and damage by fire or other causalities by causes not due to the negligence of the Lessee and shell also deliver to the Lessor all keys to the premises provided by the Lessor to Lessee, and all duplicates of such keys made by Lessee. Upon surrender of the premises, Lessee shell be responsible to Lessor for any damages to the premises over and above ordinary wear and tear.

9.0.   DUTY TO REPAIR. Lessee will, at its expense, immediately repair to Lessor's reasonable satisfaction any damage to the premises, and any damage to the property of the Lessor, by any use or act by Lessee or any employee, agent, licensee or invitee of the Lessee.  Lessee shall make no alteration or additions to the premises (whether structural or non structural and including any painting or redecorating) without the prior written consent of Lessor.  Which may be granted or withheld, but not unreasonably withheld, in the Lessor’s sole discretion, and Lessee shall have no right to subject the premises to a construction or material lien or to make repairs to the premises at Lessors expense.

10.0.   DESTRUCTION OF PREMISES. If the premises are damaged by fire or other casualty, the Lessee shall give immediate notice to the Lessor of such damage. If the damage shall substantially interfere with the use by the Lessee of the premises, the Lessee shall have the option to terminate this lease by notice in writing to the Lessor given within 30 days after the occurrence of the damage. If the Lessee does not elect to terminate the lease, then the Lessor shall also have the right to terminate the lease by giving a written notice to the Lessee within 30 days after the occurrence of the damage.

Alternatively, Lessor shall have up to 90 days from the date of the casualty within which to render the premises tenant ready by repairs. If said premises are not tendered tenant ready within said time it shall be optional, with either party hereto, to cancel this lease. In the event of such cancellation the rent shall be paid only to the data of such fire or casualty.  The cancellation herein mentioned shall be evidenced in writing.

11.0.   USE OF THE PREMISES. The tenant shall properly execute and comply with all statues, ordinance, rules, orders, regulations and requirements of the federal, state, city and county government of any and all their departments and bureaus applicable to said premises, for the correction, prevention and abatement of nuisances or other grievances, upon or connected with said premises during said term, and shall also properly comply with and execute all rules, orders regulation of the applicable fire prevention codes for the prevention of fires, at tenants own cost and expense.  Additionally, the premises shall not be used for any unlawful, improper or offensive use, nor shall tenant allow any nuisances thereon.  Further, if by reason of any use by the Lessee, the hazard insurance premiums an policies maintained by Lessor shall be increased over normal rates for the premises or for any other property of Lessor the amount of the increase in the premium shall be paid to Lessor by Lessee from time to time on demand.  Lessee shall also maintain the premises and its show windows in a neat in clean condition, should keep the premises clean and free from rubbish, and shall store all trash and garbage in suitable covered containers.

12.0.   RULES.  Lessee agrees to abide by all rules and policies adopted by Lessor and now in effect or that may put in effect from time to time.  Lessor agrees to supply at Lessee's request written copies of said rules and policies as they now exist and as they may be modified or adopted in the future.

13.0.   ASSIGNMENT.  The Lessee shall not assign this lease or nor sublet the premises or any part therein without the advance written consent of the Lessor, which may be granted or withheld, but not unreasonably withheld in Lessors sole discretion.  If the Lessee is a partnership, a transfer of the interest in the partnership which results in change in the control of the partnership shall be deemed an assignment of this lease for the purposes of this paragraph.

14.0.   CONDITION OF PREMISES.  Lessee has examined the premises and hereby accepts them as being in good order, condition and repair. Lessee agrees to immediately notify Lessor of any defects dilapidations or dangerous conditions of the premises.

15.0.   EVENTS OF DEFAULT.  The following shall constitute an event of default under this lease:
(a)  The non-payment of any required installment of rent or other charges which in may be collected by Lessor in the same manner as rent, including without limitation any late fees or NSF fees, after 3 days notice in writing (excluding weekends and holidays) as required by F. S. 83.20 (2) (1997).
(b)  The breach or failure by Lessee to perform any agreements herein (other than for non-payment of rent as set forth in paragraph 15 (a) herein above) and failure to cure such breach or perform such agreement within 15 days of written notice from the Lessor requiring the Lessee to cure the aforesaid breach.
(c)  Abandonment or vacating the premises by Lessee prior to the expiration of the term of this Lease. The property will be presumed abandoned if the tenant has been absent from the rent premises for a period of 30 consecutive days; the rent is not current and a notice pursuant to F. S. 83.20 (2) 1 as been served and 10 days have elapsed from service of such notice.

16.0.   DEFAULT OF LESSOR. In the event that the Lessee believes that the Lessor is not complying with any of the terms of this lease agreement then the Lessee shall give the Lessor written notice specifically setting forth the alleged violations by Lessor, and giving the said Lessor 5 days to cure said violations.

17.0.   LESSOR'S DISCLAIMER OF LIABILITIES.  The parties agree that Lessor is not reasonable as a warehouseman and that the only relationship between the Lessor and the Lessee is that of Landlord and Tenant.  Consequently, Lessor shall not issue Lessee any warehouse receipt, bill of lading or other document of title for the personal property which may be stored on the premises, and any description of the types of personal property which Lessee may store in the premises, as set forth in the preamble to this lease is not intended to evidence the actual receipt by Lessor or delivery by Lessee of any such property.

Lessee expressly releases Lessor for liability for any and all damage to Lessee's property or effects stored in the premises fur any theft thereo4 for any damage to the same caused by the acts or emissions of other Lessees or by breakage of water or shore pipes or other leakage on or about the premises.  Lesses possessions within the premises are so placed at Lessee's sole risk and Lessor shall have no liability for any lose or damage caused to said possessions what so ever, unless caused by the intentional misconduct of Lessor.  Lessee acknowledges insurance is available from independent companies for damage to lessees property. Lessor does not carry insurance to cover any lose or damage to the contents of the premises from any cause whatsoever and Lessor strongly recommends that Lessee obtains such insurance to protect Lessee's property from all paroles.

18.0.   SECURITY DEPOSIT. Lessee has paid Lessor a security deposit in the amount of $425, which is hereby acknowledged by Lessor.  Lessor shall hold said security deposit, throughout the term of this lease, as security for the performance by Lessee of all its obligations under this lease.  Upon the termination of this lease or vacating of the premises by the Lessee, Lessor shall return said security deposit to Lessee within 15 days, or alternatively, provide Lessee written notice, by certified mail, return receipt at the Lessee's last known address (which will be these premises unless Lessee gives a forwarding address) of Lessors intention to retain the security deposit.  If the Lessor sends the Lessee a notice of an initiation to impose a claim upon the security deposit, then the Lessee may object to the Lessors imposition of a claim upon the security deposit in writing within 15 days from the date of receipt of the notice of initiation to claim the security deposit. In the event that the notice is sent by the Lessor at the Lessee's last known address, and the Lessee does not pick up the notice, then the date of service for the purposes of the Lessee's time to object to the security deposit notice will be deemed to be the last date that the mail man attempted to deliver the certified mail. If the Lessee does not timely object to Lessors notice of initiation to impose a claim upon the security deposit within 15 days from the date of receipt of the notice, then the Lessee shall have waived any right to object to the Lessors imposition of the claim, against the Lessee's security deposit.

19.0.   SUBORDINATION.  This lease and all of the rights of the Lessee hereunder are hereby made subject and subordinate at all times to all ground or underlying leases and to all Mortgages which may now or hereafter affect the premises, or the real property of which the premises are part, and to all renewals, modifications, consolidations, replacements and extensions thereof.  This clause shall be self operative and no further instrument of subordination shall be required to effect such subordination.  In confirmation of such subordination, Lessee shall execute promptly any certificate that Lessor may request.

20.0.   ENTIRE AGREEMENT.  The agents and employees of Lessor are not authorized to make any representations or warranties about the premises, and any statements about the premises whether written or oral, which are not contained in this lease, are not binding on the Lessor.  This ease constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes any prior discusses, understandings, or written or oral agreements between the parties with respect to the subject matter.  This lease may not be modified or amended except by a written agreement dated subsequent to the date hereof, and duly executed by the parties hereto.

21.0.   INDEMNIFICATION.  Lessee agrees to indemnify and hold harmless the Lessor from and Against any and all claims, demands, damages, actions or causes of action arising or resulting from the loss, injury or physical damage to Lessee or the property of Lessee or from the death of or loss, injury or physical damage to the person or property of the Lessee's agents, employees, licensees or invitees, or any third person or person whomsoever, resulting or arising front Lessees use or occupancy of the premises, or the acts or omissions of Lessee or its employees, agents, licensees or invitees, unless caused by the intentional misconduct of Lessor.  Lessee's obligations under this paragraph shall survive the expiration or earlier termination of this agreement.

22.0.   MISCELLANEOUS PROVISIONS.
(a)  All additions, fixtures or improvements which may be made by Lessee, except moveable office furniture, shall become the property of the Lessor and remain upon the premises as a part thereof and be surrendered with the premises at the termination of the lease.
(b)  If the Lessee shall abandon or vacate said premises before the end of the term of this lease, and any furnishings or any personal property shall remain in the premises, the Lessee hereby stipulates and agrees that they have abandoned said personal property, and Lessor may dispose of the personal property any way that the Lessor deems appropriate without any liability whatsoever to Lessee.
(c)  Lessee agrees to pay the cost of collection and any and all reasonable attorney's fees incurred by Lessor in the enforcement of this lease agreement, whether or not suit is filed.
(d)  The said Lessee hereby pledges and assigns to the Lessor all the furniture, fixtures, goods, and chattels of said Lessee, which shall or may be brought or put on said premises as security for the payment of the rent or any other monetary obligation of Lessee to Lessor. The Lessee and Lessor further agree that if it is necessary for the Lessor to enforce this lien, it shall be enforced pursuant to the abandoned property statue F.S. 715. 1 01 at seq.
(e)  It is understood and agreed between the parties hereto that written notice mailed or delivered to the premises leased hereunder shall constitute sufficient notice to the Lessee and written notice mailed or delivered to the office of the Lessor shall constitute sufficient notice to the Lessor, to comply with the terms of this contract.

23.0.   RADON GAS NOTIFICATION. (The following notification may be required in some states) Radon is a naturally occurring radio active gas that, when it has accumulated in a building in sufficient quantities may present health risks to persons who are exposed to it over time.  Levels of radon that exceed federal and state guidelines have been found in buildings.  Additional information regarding radon and radon testing may be obtained from your county public health unit.

24.0.   OTHER.
(a)  Parking. There will be parking in the front of each tenants unit and as well as open parking in front of Marlon and sides away from building not including fire lanes.
(b)  Trash. All trash will be removed by Lessee regularly and placed in dumpsters provided by the Lessor.

IN WITNESS HEREOF, the parties hereto have executed this instrument for the purpose herein expressed, the day and year above written.

Signed, Seal and delivered in the presence of:

Lessor/Agent Signature	Lessee Signature
/s/ James Savko	/s/ Dmitry Terikov
James Savko	Dmitry Terikov
Lessor/Agent Printed Name	Lessee Printed Name

2591 A Forsyth Road	Street Address
Street Address
Orlando, Florida, 32807	City, State, Zip
City, State, Zip

Notice at this address, or at the leased premises, shall constitute proper notice from Lessor to Lessee or from Lessee to Lessor.